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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2002 relating to the financial statements and financial statement schedule, which appears in Honeywell International Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference in this Registration Statement of our report dated June 25, 2002 relating to the financial statements, which appears in the Annual Report of the Honeywell Truck Brakes Systems Company Savings Plan on Form 11-K for the year ended December 31, 2001.




PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 28, 2002